                                 III. Exhibit A





                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63806) pertaining to The Raymond Corporation Savings Plan of our report dated May 25, 1995, with respect to the financial statements and schedules of The Raymond Corporation Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.





                                                /S/ Ernst & Young LLP

Syracuse, New York
June 23, 1995